Exhibit 99.1

For further information contact:

Investor Relations:

Jesse Jenkins

901.597.8259

Jesse.Jenkins@servicemaster.com

Media:

James Robinson

901.597.7521

James.Robinson@servicemaster.com

ServiceMaster Completes Spin-off of Frontdoor

MEMPHIS, TENN. — October 1, 2018 — ServiceMaster Global Holdings, Inc. (NYSE: SERV), a leading provider of essential residential and commercial services, today announced that it successfully completed the spin-off of frontdoor, inc., (“Frontdoor”), the parent company of its American Home Shield business, which is now an independent public company that will begin “regular way” trading this morning on Nasdaq under the symbol “FTDR.” ServiceMaster shares will continue to trade on the NYSE under the symbol “SERV.”

The spin-off enables ServiceMaster to focus on its transformation efforts and on delivering an array of residential and commercial services ranging from pest control and janitorial cleaning to restoration services, through more than 8,000 owned, licensed, and franchised locations across its seven brands, which operate in more than 22 countries.

“Today’s announcement is a major milestone for our employees, shareholders and business,” said Nik Varty, chief executive officer of ServiceMaster. “ServiceMaster begins its next chapter with strong momentum and compelling growth prospects. We are committed to delivering best-in-class services, and to continuing the transformation efforts in our key Terminix business by focusing on our mission of helping maintain, improve, and protect our customers’ most important assets — their homes and businesses.”

“Operating as two powerful, independent, focused companies, ServiceMaster and Frontdoor can now each benefit from increased focus and flexibility to better serve customers, drive organic growth, and unlock significant long-term value for shareholders. I’m excited for the opportunities that lie ahead for both companies.”

In the last year, ServiceMaster has made significant progress in strengthening and repositioning its Terminix business by putting in place a strong leadership team, reinforcing accountability, empowering technicians to deliver an excellent customer experience, and working to implement a lean, Six Sigma approach. The company has also embarked on a journey to build a strong commercial pest control business, including the successful acquisition in of Copesan Services, and is implementing a renewed growth strategy for its Franchise Services Group.

The separation was completed through a pro rata dividend of Frontdoor common stock effective on October 1, 2018 to ServiceMaster shareholders of record as of the close of business on September 14, 2018 (the “record date”). Each ServiceMaster shareholder as of the record date received one share of Frontdoor common stock for every two shares of ServiceMaster common stock held by such shareholder on the record date. Shareholders will receive cash in lieu of any fractional shares that they would otherwise have received in the distribution.

ServiceMaster shareholders own more than 80 percent of the outstanding shares of Frontdoor common stock.

J.P. Morgan served as exclusive financial advisor to ServiceMaster and Wachtell, Lipton, Rosen & Katz served as legal advisor.

About ServiceMaster

ServiceMaster Global Holdings, Inc. is a leading provider of essential residential and commercial services, operating through an extensive service network of more than 8,000 company-owned locations and franchise and license agreements. The company’s portfolio of well-recognized brands includes AmeriSpec (home inspections), Furniture Medic (cabinet and furniture repair), Merry

Maids (residential cleaning), ServiceMaster Clean (janitorial), ServiceMaster Restore (disaster restoration), Terminix (termite and pest control), and Terminix Commercial (commercial termite and pest control). The company is headquartered in Memphis, Tenn. Go to servicemaster.com for more information about ServiceMaster or follow the company at twitter.com/ServiceMaster or Facebook.com/ServiceMaster.

Information Regarding Forward-Looking Statements

This press release contains forward-looking statements and cautionary statements, including statements with respect to the separation of Frontdoor from ServiceMaster and the distribution of Frontdoor shares to ServiceMaster shareholders. Forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond ServiceMaster’s control, including, without limitation, the risks and uncertainties discussed in the “Risk Factors” and “Information Regarding Forward-Looking Statements” sections in ServiceMaster’s reports filed with the U.S. Securities and Exchange Commission. Such risks, uncertainties and changes in circumstances include, but are not limited to: the results and impact of the spin-off, the expected tax treatment of the spin-off, the incurrence of significant transaction costs, the impact of the spin-off on the businesses of ServiceMaster and Frontdoor, and the failure to achieve anticipated benefits of the spin-off. ServiceMaster cautions investors that forward-looking statements are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, ServiceMaster’s actual results of operations, financial condition and liquidity, and the development of the market segments in which ServiceMaster operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release.

Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation, lawsuits, enforcement actions and other claims by third parties or governmental authorities; compliance with, or violation of environmental health and safety laws and regulations; the effects of ServiceMaster’s substantial indebtedness; changes in interest rates, because a significant portion of ServiceMaster’s indebtedness bears interest at variable rates; weakening general economic conditions; weather conditions and seasonality; the success of ServiceMaster’s business strategies, and costs associated with restructuring initiatives. ServiceMaster assumes no obligation to update the information contained herein, which speaks only as of the date hereof. For a discussion of some of the important factors that could cause ServiceMaster’s results to differ materially from those expressed in, or implied by, the forward-looking statements included in this press release, investors should refer to the disclosure contained under the heading “Risk Factors” in ServiceMaster’s reports filed with the U.S. Securities and Exchange Commission.